Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 4, 2022, with respect to the financial statements of the sub-accounts that comprise Jefferson National Life Annuity Account-G, and the related notes (collectively, the financial statements), incorporated herein by reference, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information that was previously filed under SEC File No. 333-124048 and is incorporated by reference herein.
/s/ KPMG LLP
Columbus, Ohio
October 31, 2022
33

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 21, 2022, with respect to the statutory financial statements and financial statement schedules I, IV and V of Jefferson National Life Insurance Company, incorporated herein by reference, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information that was previously filed under SEC File No. 333-124048 and is incorporated by reference herein.
/s/ KPMG LLP
Columbus, Ohio
October 31, 2022
34